UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2008 (April 11, 2008)

ASIAMART, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30292	88-0405437
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

Room 1508 Peninsula Square
18 Sung On Street
Hunghom, Kowloon, Hong Kong
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:  (852) 3580-8808

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of Directors

Effective April 11, 2008, Cary Pui Yee Shek resigned as a member of the Board of Directors.

(d)	Election of Directors

On April 17, 2008, the Board appointed Kwan Pui Wong as a new member of the Board. Mr. Wong is currently serving as the registrant’s Chief Financial Officer. There is no material plan, contract, or arrangement to which Mr. Wong is a party or in which he participates that is entered into or material amendment in connection with Mr. Wong’s appointment as a director or any grant or award to Mr. Wong or modification thereto, under any such plan, contract, or arrangement in connection with Mr. Wong’s appointment as a director.

There are no related party transactions to report involving Mr. Wong since the beginning of the registrant’s last fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2008	ASIAMART, INC. (Registrant)

	By:	/s/ Kwan Pui Wong
Kwan Pui Wong
Chief Financial Officer